W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

SCHOOL SPECIALTY ANNOUNCES SHARE REPURCHASE PROGRAM

Greenville, WI, June 15, 2006--School Specialty, Inc. (NASDAQ: SCHS) today announced that its Board of Directors approved a share repurchase program which gives School Specialty the ability to purchase up to $50 million of its issued and outstanding common stock. Purchases under this program may be made from time to time in open market or privately negotiated transactions. Common stock acquired through the repurchase program will be available for general corporate purposes.

"We are pleased to offer this share repurchase program which allows us to return value to our shareholders while maintaining our financial flexibility and supporting our strategic growth initiatives," said David Vander Zanden, President and Chief Executive Officer of School Specialty.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans or prospects constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "should," "plans," "targets," and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Exhibit 99.2 to School Specialty's Annual Report on Form 10-K for the fiscal year ended April 30, 2005, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

About School Specialty, Inc.

School Specialty is an education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities.

Through each of our leading brands, we design, develop and provide preK-12 educators with the latest and very best resources in the areas of early childhood, arts education, reading and literacy, personal effectiveness and character education, coordinated school health, special learning needs, core academics, and career development as well as classroom essentials and learning environments. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty and each of our brands visit http://www.schoolspecialty.com.

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